Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-216853) and Form S-8 (No. 333-210561 and No. 200834) of Aeterna Zentaris Inc. of our report dated March 27, 2018 relating to the consolidated financial statements, which appears in this Annual Report on Form 20-F.

Quebec, Quebec, Canada
March 27, 2018

1 CPA auditor, CA, public accountancy permit No. A121191

PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l.
Place de la Cité, Tour Cominar, 2640 Laurier Boulevard, Suite 1700, Québec, Quebec, Canada G1V 5C2
T: +1 418 522-7001, F: +1 418 522-5663, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l., an Ontario limited liability partnership.

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